Exhibit 99.1

CONTACTS:

Brian Levine	Karen Denning
Media Relations	Media Relations
561-438-2895	630-864-6050
Brian.Levine@officedepot.com	karendenning@officemax.com

Rich Leland	Mike Steele
Investor Relations	Investor Relations
561-438-3796	630-864-6826
Richard.Leland@officedepot.com	michaelsteele@officemax.com

OFFICE DEPOT, INC. ANNOUNCES ORGANIZATIONAL STRUCTURE

AND KEY MANAGEMENT APPOINTMENTS

Boca Raton, Fla., December 18, 2013 – Office Depot, Inc. (NYSE: ODP), a leading global provider of office products, services, and solutions formed by the merger of Office Depot and OfficeMax, today announced the formation of its Executive Committee (EC) and Leadership Team (LT).

“Since I joined the Company last month, my priorities have been to name a headquarters location and select a leadership team that incorporates the best talent from both companies and also adds fresh perspective from the outside,” said Roland Smith, Chairman and CEO of Office Depot, Inc. “Last week we named Boca Raton as our corporate headquarters. Today, I am sharing the Company’s new organizational structure which focuses on accountability and streamlined decision making. I believe this approach provides the best foundation to execute the merger synergies and transformation strategy for long-term growth.”

The following positions make up the Executive Committee and report to Smith:

•	President, North America. This position will be responsible for managing the following functions: Retail, Contract Sales, E-Commerce, Merchandising, Marketing, Real Estate and Supply Chain. The Company will commence an external search for a seasoned executive to fill this role. In the meantime, this position’s direct reports will report directly to Smith.

•	Steve Schmidt is President, International. This position, which ultimately will be based in Europe, manages the Company’s international businesses in Europe, Asia, New Zealand, Australia and Mexico. Schmidt will not be relocating, but will stay on board for up to a year and continue to lead the European transformation, grow our international business and find his successor.

•	Steve Hare is the Executive Vice President & Chief Financial Officer. He is responsible for the oversight of all financial aspects of the Company, including

Financial Planning, and Accounting and Control. He also manages Treasury and Investor Relations as well as the Internal Audit and Tax functions. Additionally, he oversees Information Technology and the Integration Office.

•	Michael Allison is the Executive Vice President & Chief People Officer. He has global responsibility for all Human Resources functions, including Compensation and Benefits, Talent Management, Associate Relations, Organizational Development & Training, and Diversity & Inclusion. Additionally, the Communications function reports to him.

•	Elisa Garcia is the Executive Vice President & Chief Legal Officer. She is responsible for managing Legal, Regulatory, Compliance and Government Affairs worldwide as well as the Loss Prevention function. She also serves as general counsel and secretary for the organization.

•	Chief Strategy and Innovation Officer. The Company will begin an immediate search to fill this position which will drive strategy and lead efforts to develop and prioritize key business initiatives. Investing in this newly created role is an important part of defining the future of the organization and exploring opportunities for top-line growth and innovation.

“In selecting my Executive Committee, I am bringing together top performers and trusted advisors to help shape the strategic decisions that impact our global business,” Smith said. “The team offers a breadth of experience across a range of environments and the ability to create new ideas, drive innovation, generate improvements and execute flawlessly. As we round out this group, I am confident that we have the personalities, talent and skills to transform and build our organization.”

In addition to the Executive Committee, Smith has created a newly formed Leadership Team, which includes members of the EC and executives who report to the President of North America and the Chief Financial Officer. These executives are:

•	Executive Vice President of Retail. This position is responsible for managing the retail stores organization. It will set strategic direction to grow profitable sales while developing an omni-channel shopping experience aimed at increasing share of wallet. The Company will conduct an outside search to fill this position. Juan Guerrero, currently Senior Vice President of Retail for legacy Office Depot, will act as interim head of Retail during the search process and will be a candidate for this role.

•	Steve Calkins is the Executive Vice President of Contract Sales. He manages the Company’s North American field sales organization which services small, medium and large businesses, education and government customers, and Canadian operations. He is responsible for setting strategic direction to grow profitable sales across customer segments and vertical markets, including developing innovative solutions designed to expand the customer relationship.

•

Executive Vice President of E-Commerce. This position manages all North American websites for our direct-to-consumer and online business customers. It will also set strategic direction to grow profitable sales while developing an omni-channel shopping experience aimed at increasing share of wallet. The Company will conduct an outside search to fill this position. Mike Kirschner, currently Senior Vice President of E-Commerce for legacy Office Depot, will act as interim head of E-Commerce and will be a candidate for this role.

•	Ron Lalla is Executive Vice President of Merchandising. He is responsible for defining the overall Merchandising category and assortment strategy and strengthening market position and brand recognition through innovative product development and strategic vendor relationships.

•	Tim Rea is Executive Vice President of Marketing. He is responsible for driving the development and implementation of strategic marketing activities that build brand loyalty and increase market share across North America.

•	Larry Hartley is Senior Vice President of Supply Chain. He is responsible for delivering best-in-class supply chain support. This includes driving continuous improvement and process standardization across the Company’s distribution network to optimize transportation services and inventory levels, while ensuring timely and affordable fulfillment.

•	Rob Koch is Senior Vice President of Real Estate. He leads the development of the Company’s real estate strategy. This includes the lease management, construction and architecture of all new, relocating, reformatted or closing stores.

•	Todd Hale is Senior Vice President & Global Chief Information Officer. He defines the Company’s IT architecture, oversees IT projects and manages portfolio decisions. Hale also is responsible for planning and developing applications supporting business operations and ensuring the security of IT systems and processes.

•	Deb O’Connor is Senior Vice President of Integration. She will oversee the successful integration of legacy Office Depot and legacy OfficeMax to ensure the achievement of synergies in an effective and efficient manner.

“With the executive team nearing completion, we will now move quickly to select the best talent available from both legacy companies to build a world class organization focused on exceeding the expectations of consumers and businesses, becoming a more appealing partner to our vendors, and ultimately driving value for our shareholders,” Smith said.

“In launching this new structure and through the integration process, a number of very talented and well-respected executives are leaving our Company,” Smith noted. “I would like to thank them all for their leadership during this critical time and wish them well in their future endeavors.”

About Office Depot, Inc.

Formed by the merger of Office Depot and OfficeMax, Office Depot, Inc. is a leading global provider of products, services, and solutions for every workplace – whether your workplace is an office, home, school, or car.

Office Depot, Inc. is a resource and a catalyst to help customers work better. We are a single source for everything customers need to be more productive, including the latest technology, core office supplies, print and document services, business services, facilities products, furniture, and school essentials.

The company has combined annual sales of approximately $17 billion, employs about 66,000 associates, and serves consumers and businesses in 59 countries with more than 2,200 retail stores, award-winning e-commerce sites and a dedicated business-to-business sales organization – all delivered through a global network of wholly owned operations, joint ventures, franchisees, licensees and alliance partners. The company’s portfolio of leading brands includes Office Depot, OfficeMax, OfficeMax Grand & Toy, Viking, Ativa, TUL, Foray, and DiVOGA.

Office Depot, Inc.’s common stock is listed on the New York Stock Exchange under the symbol ODP. Additional press information can be found at: http://news.officedepot.com.

Additional information about the recently completed merger of Office Depot and OfficeMax can be found at http://officedepotmaxmerger.com.

All trademarks, service marks and trade names of Office Depot, Inc. and OfficeMax Incorporated used herein are trademarks or registered trademarks of Office Depot, Inc. and OfficeMax Incorporated, respectively. Any other product or company names mentioned herein are the trademarks of their respective owners.

FORWARD-LOOKING STATEMENTS

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to, among other things, the Company, the merger and other transactions contemplated by the merger agreement, based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the Company’s control. There can be no assurances that the Company will realize these expectations or that these beliefs will prove correct, and therefore investors and shareholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include adverse regulatory decisions; the risks that the combined company will not realize the estimated accretive effects of the merger or the estimated cost savings and synergies; the businesses of Office Depot and OfficeMax may not be integrated successfully or such integration may take longer, be more difficult, time-consuming or costly to accomplish than expected; the business disruption following the merger, including adverse effects on employee retention; the combined company’s ability to maintain its long-term credit rating; unanticipated changes in the markets for the combined company’s business segments; unanticipated downturns in business relationships with customers; competitive pressures on the combined company’s sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions; new laws and governmental regulations. The foregoing list of factors is not exhaustive. Investors and shareholders should carefully consider the foregoing factors and the other risks and uncertainties described in Office Depot’s and OfficeMax’s Annual

Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The combined company does not assume any obligation to update or revise any forward-looking statements.